                                                                   EXHIBIT 99.1

                                   PROXY CARD

                 ILLINOIS STATE MEDICAL INTER-INSURANCE EXCHANGE

                           SPECIAL MEETING OF MEMBERS

                                ____________, 1999

               PROXY SOLICITED ON BEHALF OF THE BOARD OF GOVERNORS

The undersigned hereby revokes all proxies heretofore given and hereby appoints ___________ or any one or more of them in the absence of the others, with full power of substitution, as the true and lawful attorneys, proxies and agents of the undersigned, to attend, represent and vote on behalf of the undersigned at the special meeting of Members of the Illinois State Medical Inter-Insurance Exchange, or ISMIE, to be held at ______________ on _________, 1999, at ___
p.m., local time, and any postponements or adjournments thereof, with all the powers the undersigned would have if personally present at such meeting, upon the following proposal described in the accompanying proxy statement/prospectus dated __________, 1999.

                                 [CONTROL NUMBER]

         YOUR BOARD OF GOVERNORS BELIEVES THE CONVERSION IS IN THE BEST INTERESTS OF ISMIE AND ITS MEMBERS. THE BOARD HAS APPROVED THE MERGER AGREEMENT AND RECOMMENDS THAT YOU VOTE FOR ITS APPROVAL.

Indicate your vote:        Proposal:
-------------------        ---------

/ /  FOR

                           To approve the Plan and Agreement of Merger dated as of May 5, 1999, among ISMIE, ISMIE
                           Indemnity Company and ISMIE Holdings
                           Inc.

/ / AGAINST

/ / ABSTAIN

Please vote by placing an X in one of the boxes above, and sign your name at the bottom of the card. You must place an X in one, and only one, of the boxes in order for your vote to be counted.

THIS PROXY WILL BE VOTED IN ACCORDANCE WITH THE SPECIFICATION MADE.
IF NO SPECIFICATION IS MADE, THIS PROXY WILL BE VOTED FOR THE APPROVAL AND ADOPTION OF THE MERGER AGREEMENT AND THE TRANSACTIONS
CONTEMPLATED THEREBY.

                    ----------------------------------
                    Signature

                    Dated: _______________, 1999

                    Please sign exactly as your name appears to the left. If a corporation, please sign in full corporate name by the president or other authorized officer. If a partnership, please sign in partnership name, by an authorized person.

                    PLEASE MARK, SIGN, DATE AND MAIL THIS PROXY CARD PROMPTLY, USING THE ENCLOSED ENVELOPE.



                                 [REVERSE SIDE]

                                CHANGE OF ADDRESS


[CONTROL NUMBER]

Name and Address of Record:       New Address/corrections:






                                  --------------------------------------------
                                  Signature                     Date